================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): December 18, 2003

                               AROTECH CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                     0-23336                    95-4302784
(State or other jurisdiction       (Commission                 (IRS Employer
    of incorporation)              File Number)              Identification No.)

632 Broadway, Suite 1200, New York, New York                       10012
  (Address of Principal Executive Offices)                       (Zip Code)

       Registrant's telephone number, including area code: (646) 654-2107

          (Former name or former address, if changed since last report)

================================================================================

Item 5. Other Events and Regulation FD Disclosure.

      Pursuant to the terms of a Securities Purchase Agreement dated September 30, 2003 (the "Purchase Agreement") by and between Arotech Corporation and six institutional investors named therein (the "Investors"), pursuant to which we issued and sold to the Investors an aggregate principal amount of $5,000,000 in 8% secured convertible debentures due September 30, 2006, the Investors also had the right, at their option, to purchase up to an additional $6,000,000 in debentures (the "Additional Debentures"), with such Additional Debentures convertible into shares of our common stock at any time after January 1, 2004 at a conversion price of $1.45 per share, and to receive warrants to purchase up to an aggregate of 1,500,000 shares of our common stock at any time after January 1, 2004 (the "Additional Warrants") at an exercise price of $1.8125 per share. At the request of the Company, the Investors exercised this right pursuant to Amendment and Exercise Agreements dated December 10, 2003 that also granted to the Investors incentive warrants to purchase up to an aggregate of 1,038,000 shares of our common stock (the "Incentive Warrants" and, together with the Additional Warrants, the "Warrants") at an exercise price of $2.20 per share (the closing price of the Company's common stock on December 10, 2003 was $1.70 per share) and, on December 18, 2003, we issued to the Investors the Additional Debentures and the Warrants.

      We will use the net proceeds of this offering for working capital purposes, to support production and sales expansion and to enable strategic acquisitions.

      Under the terms of the Additional Debentures and the Warrants, we are not obligated to issue shares of our common stock upon conversion of an Additional Debenture or exercise of a Warrant if the issuance of such shares of common stock would exceed that number of shares of common stock that we may issue without breaching our obligations under applicable Nasdaq Marketplace Rules unless and until we obtain the approval of our shareholders to the extent required by applicable Nasdaq Marketplace Rules.

      Pursuant to our obligations under the Purchase Agreement, we will solicit the approval of our shareholders regarding the issuance of the Additional Debentures and the Warrants, as may be required under Nasdaq Marketplace Rules, at our next annual meeting of stockholders (the "Meeting"), to be called and held no later than June 19, 2004. In this connection, and as required under the terms of the Purchase Agreement, certain of our shareholders have agreed to vote their shares in favor of the approval of the transactions contemplated by the Purchase Agreement at the Meeting, pursuant to separate voting agreements.

      We are required to register the shares of common stock underlying the Additional Debentures and the Warrants with the Securities and Exchange Commission in a registration statement on Form S-3 filed no later than February 16, 2004, with such registration to be declared effective by the Securities and Exchange Commission no later than April 16, 2004.

      The foregoing description of the Purchase Agreement and the other instruments and agreements attached as exhibits thereto and certain other agreements executed in connection therewith is qualified in its entirety by reference to the agreements and instruments themselves. A copy of the Purchase Agreement (including the forms of instruments and agreements attached as exhibits thereto and certain other agreements executed in connection therewith) was attached as Exhibits 4.1 through 4.8 to our Current Report on Form 8-K filed by us with the Securities and Exchange Commission on October 3, 2003, and is incorporated herein by reference. A copy of the form of Amendment and Exercise Agreement dated December 10, 2003 (including the form of Incentive Warrant) is attached to this report as Exhibits 4.1 and 4.2 hereto, and is incorporated herein by reference.

      In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we note that certain statements set forth in this Current Report on Form 8-K may constitute forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties that may cause actual results to vary significantly. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for our products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; significant future capital requirements; and other risk factors detailed in our most recent annual report on Form 10-K for the fiscal year ended December 31, 2002, as amended, our most recent Quarterly Report on Form 10-Q, and other filings with the Securities and Exchange Commission. Readers should consider all of these risk factors as well as other information contained in this report.

Item 7. Financial Statements and Exhibits

      (c) Exhibits. A list of exhibits required is given in the Exhibit Index that precedes the exhibits filed with this report.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AROTECH CORPORATION
                                            (Registrant)

                                         By: /s/ Robert S. Ehrlich
                                             -----------------------------------
                                             Name:  Robert S. Ehrlich
                                             Title: Chairman, President and CEO

Dated: December 23, 2003

                                  EXHIBIT INDEX

      The following exhibits are filed with the Current Report on Form 8-K.

Exhibit
 Number                   Description
-------                   -----------

4.1     Form of Amendment and Exercise Agreement dated December 10, 2003

4.2     Form of Incentive Warrants